AMENDMENT
                                       TO
                        STRATEGIC COLLABORATION AGREEMENT

     THIS AMENDMENT ("Amendment") is made and entered into this 13th day of May, 2002, by and between MALLINCKRODT INC., a Delaware corporation, with its principal place of business at 675 McDonnell Boulevard, P.O. Box 5840, St. Louis, Missouri 63134 ("Mallinckrodt"), and PALATIN TECHNOLOGIES, INC., a Delaware corporation, with its principal place of business at 103 Carnegie Center, Suite 200, Princeton, New Jersey 08540 ("Palatin").

                                    RECITALS

A. Mallinckrodt and Palatin are parties to a Strategic Collaboration Agreement, dated as of August 17, 1999 (the "Collaboration Agreement"), under which they entered into a joint collaboration for the development of a commercial product or products from LeuTech(TM), a radiopharmaceutical product useful for imaging infection and inflammation.

B. Palatin has notified Mallinckrodt that additional funding will be required to complete the development of LeuTech and to address issues raised by the United States Food and Drug Administration ("FDA") in connection with its review of the previously filed Biologics License Application ("BLA") for LeuTech.

C. Mallinckrodt and Palatin have agreed upon the terms and conditions under which Mallinckrodt will provide additional funding for the above-stated purposes.

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


                               TERMS OF AGREEMENT

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Collaboration Agreement as follows:

1. Definitions of Certain Terms.

     (a) Unless otherwise specifically provided herein, all capitalized terms undefined herein and used in this Amendment will be defined in the same manner as provided for in Article 1 of the Collaboration Agreement.

     (b) These defined terms as set forth in Article 1 of the Collaboration Agreement are hereby amended and restated in their entireties as follows:

          (i) 1.46 [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.]

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


2. Payment of Up-Front Product Costs. The obligation of Mallinckrodt to pay fifty percent (50%) of Palatin's direct costs incurred in connection with a purchase order submitted by Mallinckrodt for Product Units is hereby eliminated. Accordingly, Section 2.3(f) of the Collaboration Agreement is hereby amended and restated as follows:

     (f) [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.]

3. Waiver of Section 3.2 of Collaboration Agreement. Subject to the following sentence, the parties hereto affirm that any rights, obligations or conditions imposed by Section 3.2 of the Collaboration Agreement with respect to either Mallinckrodt or Palatin shall hereby be waived in the event that any such right, condition or obligation shall have been breached or shall not have been satisfied in accordance with the provisions of such Section 3.2. Notwithstanding the preceding sentence, Palatin represents and warrants to, and covenants with Mallinckrodt that:

     (a) [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.];

     (b) [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.]; and

     (c) [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.].

4. Agreements with Subcontractors. Without limiting the generality of any other provision in the Collaboration Agreement, Palatin covenants and agrees

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


that it will not make any change in the subcontractors it has currently engaged for the manufacture of LeuTech, without the prior written consent of Mallinckrodt.

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


5. License Payments. The parties have agreed to restructure the License Payments to Palatin provided for in Section 5.1 of the Collaboration Agreement. Section
5.1 is hereby amended and restated in its entirety, as follows:

     5.1 License Payments. In consideration of the license rights granted by Palatin to Mallinckrodt and its Affiliates in accordance with Section 2.1 above, Mallinckrodt hereby agrees to make the following License Payments to
     Palatin:

          (a) Mallinckrodt will pay [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.] on and as of the date of execution of this Agreement [Palatin acknowledges that this payment has been made, in full],

          (b) Mallinckrodt will pay [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.] within thirty (30) days after the approval by the FDA of a BLA for any LeuTech Product useful for the imaging of appendicitis, and

          (c) Mallinckrodt will pay [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.] within thirty (30) days after [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.].

          (d) Mallinckrodt will pay [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.] within thirty (30) days after [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.].

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


     Remittance of each of the License Payments will be made by wire transfer of immediately available United States funds to an account designated by Palatin to Mallinckrodt at least three (3) business days prior to the date on which any such payment is due.

6. [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.]

7. Funding of Additional Development Costs. Section 5.7(d) of the Collaboration Agreement is hereby amended and restated in its entirety as follows:

          (d) (i) Notwithstanding the provisions of Section 5.7(b) above, and other than as may be determined by the Joint Steering Committee and the Board of Directors of each of Palatin and Mallinckrodt, no Development Payments will be made for any costs incurred after the termination of the Development Phase in any portion of the Territory with respect to a LeuTech Indication which is being developed in accordance with the Development Program.

          (ii) Mallinckrodt will provide additional funding for Development Costs in the aggregate amount of up to $3.2 million (the "Additional Funding"). Upon execution of this Amendment, $800,000 of the Additional Funding shall be paid to Palatin in immediately available funds as payment for the achievement of [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.]. Mallinckrodt's obligation to provide the remainder of the Additional Funding, in such amounts identified below, will be contingent upon Palatin's achievement of the applicable Milestones identified below: [INFORMATION OMITTED AND FILED SEPARATELY WITH THE

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


     COMMISSION UNDER RULE 24b-2.]

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


     With respect to the milestone payments [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.] Palatin will provide Mallinckrodt with a letter, executed by the Chief Executive Officer or the Chief Financial Officer of Palatin, certifying the successful completion of the appropriate milestone. With respect to the milestone payments [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.] Palatin will provide Mallinckrodt with a request for payment, executed by the Chief Executive Officer or the Chief Financial Officer of Palatin, certifying the successful completion of the appropriate milestone. Mallinckrodt shall have the right to verify the achievement of the milestone and Palatin shall cooperate with Mallinckrodt in this regard. Any dispute between the parties regarding the achievement of a milestone shall be resolved pursuant to the dispute resolution procedures described in
     Section 10.6 of the Collaboration Agreement.

          (iii) [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.]

          (iv) [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.]

          (v) [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.]

          (vi) [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.]

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


8. Security Interest.

     (a) Palatin and its wholly-owned subsidiary, Rhomed Incorporated, a New Mexico corporation, shall grant Mallinckrodt a first priority security interest in (i) all of its patents, patent rights, registrations, applications for registration, licenses or other contract rights and know-how relating to LeuTech and (ii) the trademark LeuTech(TM), all registrations relating thereto, and all related goodwill, pursuant to the Security Agreement attached hereto as Exhibit A.

     (b) Upon final FDA approval of a BLA for any LeuTech Product useful for the imaging of appendicitis [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.] such security interest conveyed pursuant to the provisions of Exhibit A will terminate, and Mallinckrodt, at such time, agrees to take any or all actions and filings which may be desirable or necessary to effectuate the termination of such security interests, including any actions and filings as may be reasonably requested by Palatin.

     (c) [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.].

     (d) [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.].

9. Monthly Reporting Obligation. In addition to the reporting obligations imposed on Palatin under the Collaboration Agreement, Palatin shall also provide Mallinckrodt with written monthly reports updating the status of Palatin's manufacturing and clinical programs for LeuTech. Palatin shall provide each such report to Mallinckrodt within fifteen (15) days following the last day of each month. Each report shall contain such information as is necessary to provide Mallinckrodt with a true and complete status report regarding such programs as of the end of the month in question. Notwithstanding anything contained herein

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


or in the Collaboration Agreement to the contrary, Palatin's reporting obligations pursuant to this Section 9 shall terminate upon receipt of FDA approval of LeuTech for equivocal appendicitis.

10. FDA Submissions and Reviews. In addition to any other rights afforded to Mallinckrodt under the Collaboration Agreement, Mallinckrodt shall be given the opportunity of prior review and comment upon any and all submissions to the FDA relating to LeuTech. Mallinckrodt shall also have the right to designate one individual to represent Mallinckrodt at FDA meetings and conferences.

11. Public Disclosure. Neither Palatin nor Mallinckrodt will issue a press release or make any other public disclosure regarding the terms of this Amendment without the prior written approval of the other party, which approval will not be unreasonably withheld.

12. Collaboration Agreement Survival. Except to the extent provided for in this Amendment, the Collaboration Agreement shall continue in full force and effect.

13. Governing Law. The validity and interpretation of this Amendment and the rights and obligations of the parties shall be governed by the internal laws of the State of New York.

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



     IN WITNESS WHEREOF, the parties have executed this Amendment by their duly authorized officers on the date first above-written.


MALLINCKRODT INC.


By:____________________
     Mark A. Thom
     President Imaging Group


PALATIN TECHNOLOGIES, INC.


By:____________________
     Stephen T. Wills
     Chief Financial Officer



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


EXHIBIT A

                               SECURITY AGREEMENT

     THIS SECURITY AGREEMENT (this "Agreement") dated as of May 13, 2002, is entered into by and between PALATIN TECHNOLOGIES, INC., a Delaware corporation ("Palatin"), including its wholly-owned subsidiary, RHOMED INCORPORATED, a New Mexico corporation (Palatin and RhoMed Incorporated are hereinafter collectively referred to as the "Company"), and MALLINCKRODT INC., a Delaware corporation (the "Secured Party").

                             PRELIMINARY STATEMENTS

     Palatin and the Secured Party are parties to a Strategic Collaboration Agreement, dated as of August 17, 1999, which is being amended by an Amendment, dated of even date herewith (the "Amendment"). The Amendment provides that the performance by Palatin of its obligations thereunder shall be secured by the security interest contemplated by this Agreement. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth in the Amendment.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                             STATEMENT OF AGREEMENT

     1. Grant of Security.

          1.1 In order to secure the complete and timely satisfaction by Palatin of its obligation to receive final United States Food and Drug Administration approval of a Biologics License Application for any LeuTech Product useful for the imaging of appendicitis [INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION UNDER RULE 24b-2.] (the "Obligations"), the Company hereby grants to the Secured Party a security interest in and to all of the Company's right, title and interest in and to all of the patents and trademarks, including the goodwill of the business of the Company associated with the trademark of LeuTech for equivocal appendicitis, currently held, and as may be acquired during the term hereof, by the Company necessary for the use of LeuTech for equivocal appendicitis, all as identified on Schedule A attached hereto (collectively, the "Intellectual Property").


          1.2 The amount of the Obligations secured by the security interest granted by this Agreement shall not exceed $3.2 million, plus the amount identified in Section 6 herein, and in the event the Company is unable to satisfy the Obligations, the Secured Party shall enforce its rights under this Agreement pursuant to and subject to Section 5.

     2. Representations and Warranties. The Company represents and warrants to the Secured Party as follows:

          2.1 Schedule A sets forth a complete and correct list of all Intellectual Property owned by the Company on the date hereof. Except as set forth on Schedule A, the Company has the right to use all Intellectual Property which is necessary for the development of LeuTech for equivocal appendicitis. Except as set forth on Schedule A, there is no pending or, to the Company's knowledge, threatened claim or litigation against or affecting the Company contesting the validity of any of the Intellectual Property.

          2.2 This Agreement creates a valid lien in the Intellectual Property, securing the timely satisfaction of the Obligations, and all other actions as are reasonably necessary or desirable to perfect and protect such security interest have been duly taken or will be taken in the requisite period of time.

          2.3 Except for financing statements and such filings with the U.S. Department of Commerce Patent and Trademark Office required to be filed in favor of the Secured Party pursuant to this Agreement, no authorization, approval or other action by, and no notice to or filing with, any governmental or regulatory agency or authority is required (i) for the grant by the Company of the security interest granted hereby or (ii) for the execution, delivery or performance of this Agreement by the Company.


          2.4 Except as set forth on Schedule A, the Company is the sole and exclusive owner of the entire unencumbered right, title and interest in and to the Intellectual Property, free and clear of any liens, charges and encumbrances, including without limitation pledges, assignments, licenses and covenants by the Company not to sue third parties.


          2.5 All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement has been taken.

     3. Further Assurances.

          3.1 To the extent reasonably requested by the Secured Party, the Company agrees that from time to time, at the expense of the Company, the Company will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Intellectual Property. Without limiting the generality of the foregoing, the Company will execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be reasonably necessary or desirable, or as the Secured Party may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted hereby.

          3.2 The Company hereby authorizes the Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to the Intellectual Property without the signature of the Company where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement


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


     covering the Intellectual Property or any part thereof shall be sufficient as a financing statement where permitted by law.

          3.3 The Company will defend the Intellectual Property against all claims and demands of all persons (other than the Secured Party) claiming an interest therein. The Company will pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Intellectual Property, except to the extent where there is a good faith contest to the validity thereof. In connection with any such good faith contest the Company will, at the request of the Secured Party, promptly provide a bond, cash deposit or other security, in an amount not to exceed $3.2 million, reasonably satisfactory to protect the security interest of the Secured Party should such good faith contest be unsuccessful.

          3.4 The Company shall take all reasonable steps to maintain and enforce the Intellectual Property, including but not limited to (i) payment of all fees and (ii) take all actions as are necessary, including prosecuting infringers, to prevent a material diminution in the value of the Intellectual Property.

          3.5 The Company shall not sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Intellectual Property without the prior written consent of the Secured Party, except in the ordinary course of business.

     4. The Secured Party's Duties. The powers conferred on the Secured Party hereunder are solely to protect its interest in the Intellectual Property and shall not impose any duty upon it to exercise any such powers. The Secured Party shall not have any duty as to any Intellectual Property or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Intellectual Property.

     5. Default and Remedies. If the Company fails to timely satisfy the Obligation, and the Company has elected not to pay the Milestone Amount, as such term is defined in the Amendment, to the Secured Party pursuant to Section 8(c) of the Amendment, the Secured Party may foreclose upon the security interest granted herein, and the Secured Party shall have those rights and remedies allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any applicable jurisdiction up to an amount not to exceed the amount specified in Section 1.2 of this Agreement.

     6. Expenses. Other than with respect to the initial filing or recording fees incurred upon execution of this Agreement, which expenses shall be borne by the Company, each of the parties hereto shall bear their own fees and expenses incurred in connection with this Agreement; provided, however, the Company hereby agrees to pay the expenses, in an amount not to exceed $25,000, of the Secured Party which may be incurred in connection with the foreclosure of the security interests pursuant to this Agreement.

     7. Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Company herefrom shall in any event be effective unless the


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same shall be in writing and signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     8. Continuing Security Interest; Termination. This Agreement shall create a continuing security interest in the Intellectual Property and shall (i) remain in full force and effect until satisfaction by the Company of the Obligations,
(ii) be binding upon the Company, its successors and assigns, and (iii) inure to the benefit of the Secured Party and its successors, transferees and assigns. The security interest granted hereby shall terminate and all rights to the Intellectual Property shall revert to the Company (i) upon satisfaction of the Obligations by the Company or (ii) upon failure of the Secured Party to provide Additional Funding, as applicable, upon completion by the Company of each of the Milestones . Upon any such termination, the Secured Party will, at the Company's expense, execute and deliver to the Company such termination agreement and Uniform Commercial Code termination statements and such other documentation as the Company shall reasonably request to effect the termination and release of the security interest on the Intellectual Property.

     9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to the conflicts of laws provisions thereof).

     10. Miscellaneous. This Agreement is in addition to and not in limitation of any other rights and remedies the Secured Party may have by virtue of any other instrument or agreement heretofore, contemporaneously herewith or hereafter executed by the Company or by law or otherwise. If any provision of this Agreement is contrary to applicable law, such provision shall be deemed ineffective without invalidating the remaining provisions hereof. If and to the extent that applicable law confers any rights in addition to any of the provisions of this Agreement, the affected provision shall be considered amended to conform thereto. The Secured Party shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder. A waiver by the Secured Party of any right or remedy hereunder on any one occasion, shall not be construed as a bar to or waiver of any such right or remedy which the Secured Party would have had on any future occasion nor shall the Secured Party be liable for exercising or failing to exercise any such right or remedy. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and the parties hereto may execute this Agreement by signing any such counterpart. Facsimile execution and delivery of this Agreement shall be legal, valid and binding execution and delivery for all purposes.

                                    * * * * *
            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]


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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                                                     PALATIN technologies, inc.


                                                     By:
                                                              ___________
                                                              ___________



                                                     RHOMED INCORPORATED


                                                     By:
                                                              ___________
                                                              ___________



                                                     MALLINCKRODT INC.


                                                     By:
                                                     Title:   ___________





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



CERTIFICATE OF ACKNOWLEDGEMENT

STATE OF __________________)
                           )  SS
COUNTY OF _________________)

     Before me, the undersigned, a Notary Public in and for the County and State aforesaid, on this ___ day of ___________, 2002, personally appeared Carl Spana, Ph.D. to me known personally, and who, being by me duly sworn, deposes and says that he is the Chief Executive Officer and President of PALATIN TECHNOLOGIES, INC., a Delaware corporation and that said instrument was signed on behalf of said corporation by authority of its Board of Directors, and said individual acknowledged said instrument to be the free act and deed of said corporation.

                                            ____________________________________
                                            Notary Public
(SEAL)
                                                     My commission expires:



STATE OF __________________)
                           )  SS
COUNTY OF _________________)

     Before me, the undersigned, a Notary Public in and for the County and State aforesaid, on this ___ day of ___________, 2002, personally appeared__________, to me known personally, and who, being by me duly sworn, deposes and says that he is the __________________________of RHOMED INCORPORATED, a New Mexico corporation and that said instrument was signed on behalf of said corporation by authority of its Board of Directors, and said individual acknowledged said instrument to be the free act and deed of said corporation.

                                            ____________________________________
                                            Notary Public
(SEAL)
                                                     My commission expires:





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




                                   SCHEDULE A


Patents:

U.S. Patent 6,261,536, issued July 17, 2001, Post-Labeling Stabilization of Radiolabeled Proteins and Peptides (Assignee of record RhoMed Incorporated)

U.S. Patent 6,066,309, issued May 23, 2000, Post-Labeling Stabilization of Radiolabeled Proteins and Peptides (Assignee of record RhoMed Incorporated)

U.S. Patent No. 5,346,687, issued September 13, 1994, Direct Radiolabeling of Antibody against Stage Specific Embryonic Antigen for Diagnostic Imaging (Assignee of record RhoMed Incorporated)

U.S. Patent No. RE35,500, issued May 6, 1997, Direct Radiolabeling of Antibodies and Other Proteins with Technetium or Rhenium (Assignee of record RhoMed Incorporated)

U.S. Patent No. RE35,457, issued February 18, 1997, Radiolabeling Antibodies and Other Proteins with Technetium or Rhenium by Regulated Reduction (Assignee of record RhoMed Incorporated)


Trademarks:

Registered Trademarks:

LEUTECH, Registration No. 2,260,726 (Owner Palatin Technologies, Inc.)



The Patents and Trademarks identified on this Schedule A shall include all reissues, divisions, continuations, renewals and extensions of such Patents and Trademarks identified above.